SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 1, 2005

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

CONSOL Energy Inc. entered into an agreement with P. Jerome Richey to serve as CONSOL Energy’s Vice President and General Counsel. Mr. Richey commenced his employment with CONSOL Energy on March 1, 2005. The agreement provides that Mr. Richey will receive a base salary of $280,000 annually and may be entitled to receive annual incentive compensation targeted at 50% of his base salary. Under the agreement, Mr. Richey also will be entitled to participate in CONSOL Energy’s long term incentive compensation plan and will receive an initial grant of $300,000 in the form of stock options and restricted stock units. The agreement provides for two years guaranteed employment through March 1, 2007, subject to termination only for gross misconduct. A copy of Mr. Richey’s agreement is included as Exhibit 10.58 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.58	Agreement, dated February 14, 2005, between CONSOL Energy Inc. and P. Jerome Richey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ William J. Lyons
William J. Lyons
Chief Financial Officer

Dated: March 3, 2005

Exhibit Index

Exhibit No.	Description
10.58	Agreement, dated February 14, 2005, between CONSOL Energy Inc. and P. Jerome Richey.